                  GASTON FEDERAL SAVINGS AND LOAN ASSOCIATION

                      245 West Main Avenue, P.O. Box 2249
                        Gastonia, North Carolina 28053
                                (704) 868-5200

                        -------------------------------

                     NOTICE OF SPECIAL MEETING OF MEMBERS

                        -------------------------------

          Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Gaston Federal Savings and Loan Association (the "Association"), will be held at the main office of the Association, located at 245 West Main Avenue, Gastonia, North Carolina, on _______, ____________, 1998 at _:__ _.m.,
local time.  The purpose of this Special Meeting is to consider and vote upon:

          The approval of a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan") pursuant to which the Association will be reorganized into the mutual holding company structure. As part of the Plan, the Association will convert to a federally-chartered stock savings association which will be wholly-owned by Gaston Federal Bancorp, Inc., a newly-formed federal corporation (the "Company"). The Company will be a majority-owned subsidiary of Gaston Federal Holdings, MHC, a newly-formed federally-chartered mutual holding company (the "Mutual Holding Company"). Pursuant to the Plan, the Company will offer for sale to certain depositors 47% of its common stock and issue 53% of its to-be outstanding shares to the Mutual Holding Company.

such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

          The members who shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof are depositors at the close of business on January ____, 1998. In the event there are insufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              Kim S. Price
                              President and Chief Executive Officer

Gastonia, North Carolina
February ____, 1998

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               YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                  FOR APPROVAL OF THE PLAN BY COMPLETING THE
             ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED
                  POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
                          YOUR VOTE IS VERY IMPORTANT
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

                      SUMMARY OF PROPOSED REORGANIZATION

     This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the remainder of this Proxy Statement and the accompanying Prospectus.

     Under its present mutual form of organization, the Association has no stockholders. Its deposit account holders are members of the Association and have voting rights in that capacity. In the unlikely event of liquidation, the Association's deposit account holders would have the sole right to receive any assets of the Association remaining after payment of its liabilities (including the claims of all deposit account holders to the withdrawal value of their deposits). Under the Plan to be voted on at the Special Meeting, the Association would be converted into a federally chartered savings association organized in stock form and all of the Association's common stock would be issued concurrently to the Company. The Company will issue 53% of its to-be outstanding shares of common stock ("Common Stock") to Gaston Federal Holdings, MHC (the "Mutual Holding Company"), a federally chartered mutual holding company formed by the Association in connection under the Plan, and offer and sell 47% of its to-be outstanding shares of Common Stock in a subscription offering (the "Subscription Offering," and together with any community offering, the "Offering") to the following persons: (1) depositors of the Association with an account balance of $50 or more as of March 31, 1996 ("Eligible Account Holders"); (2) tax-qualified employee stock benefit plans of the Association ("Tax-Qualified Employee Plans"); (3) depositors of the Association with an account balance of $50 or more as of December 31, 1997 who are not Eligible Account Holders ("Supplemental Eligible Account Holders"); and (4) depositors with account balances of $50 as of January ___, 1998 who are not Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members"). It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Offering. The above transactions collectively are referred to herein as the "Reorganization."

     Concurrent with, during or following completion of the Subscription Offering, the Company may offer Common Stock to members of the general public to whom a Prospectus has been delivered, with first preference to natural persons residing in Gaston County, North Carolina (the "Community Offering"). All depositors who have membership and liquidation rights with respect to the Association immediately prior to the completion of the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company as long as they maintain deposit accounts in the Association after the completion of the Reorganization.

     THE REORGANIZATION WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL INSURANCE PROTECTION OF ANY SAVINGS DEPOSIT, AND NO PERSON WILL BE OBLIGATED TO PURCHASE ANY STOCK IN THE OFFERING.

Business Purposes     The use of a mutual holding company structure is expected
for Reorganization    to enhance the Association's ability to expand through
and Offering          possible mergers and acquisitions (although no such
                      transactions are contemplated at this time) and will facilitate the future access of the Company and the Association to the capital markets. Net Offering proceeds are expected to increase the capital of the Association, which will support the expansion of its financial services to the public. The Reorganization shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the Office of Thrift
                      Supervision ("OTS") to complete the Reorganization, including without limitation the approval of the Reorganization by the members of the Association.

Subscription and      As part of the Offering, Common Stock is being offered for
Community Offering    sale in the Subscription Offering, in the following
                      priorities: (1) Eligible Account Holders; (2) Tax-
                      Qualified Employee Plans; (3) Supplemental Eligible
                      Account Holders; and (4) Other Members. In addition, should a Community Offering be conducted, members of the general public may purchase Common Stock to the extent shares are available after satisfaction of subscriptions in the Subscription Offering, with a preference first to natural persons residing in Gaston County, North Carolina.

Subscription Rights   Each Eligible Account Holder shall be given non-
of Eligible Account   transferable rights to subscribe for up to $250,000 of
Holders               Common Stock; provided, however, that no Eligible Account
                      Holder may purchase alone or with his or her Associates
                      (as defined in the Plan and including relatives living in the same household) and persons acting in concert, more than $250,000 of Common Stock. The Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible
                      Account Holders whose subscriptions remain unfilled based on the size of their account. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he had an ownership interest as March 31, 1996.

Subscription Rights   The Association's Tax-Qualified Employee Plans shall be
of Tax-Qualified      given non-transferable rights to subscribe for up to 8% of
Employee Plans        the total number of shares of Common Stock offered in the
                      Offering, provided that shares remain available after satisfying the subscription rights of Eligible Account
                      Holders. In the event that Eligible Account Holders subscribe for more shares than are offered, the Association's Tax Qualified Employee Plans may still purchase shares if additional shares are issued in the Offering due to an increase in the estimated pro forma market value of the Company. It is anticipated that Tax-
                      Qualified Employee Plans will purchase 8% of the Common
                      Stock sold in the Offering.

Subscription Rights   To the extent there are sufficient shares remaining after
of Supplemental       satisfaction of subscriptions by Eligible Account Holders
Eligible Account      and the Tax-Qualified Employee Plans, each Supplemental
Holders               Eligible Account Holder shall be given non-transferable
                      rights to subscribe for up to $250,000 of Common Stock;
                      provided, however, that no Supplemental Eligible Account
                      Holder may purchase alone or with his or her Associates
                      (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than $250,000 of Common Stock. The Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. If there are insufficient shares available to satisfy all subscription of Supplemental Eligible Account Holders, shares will be allocated to Supplemental Eligible Account
                      Holders so as to permit each such subscribing Eligible
                      Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated po rata to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled based on the size of their account.

Subscription Rights   To the extent that there are sufficient shares remaining
of Other Members      after satisfaction of subscriptions by Eligible Account
                      Holders, the Tax-Qualified Employee Plans, and
                      Supplemental Account Holders each Other Member shall be given non-transferable rights to subscribe for up to $250,000 of Common Stock; provided, however, that no Other
                      Member Holder may purchase alone or with his or her Associates (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than $250,000 of Common Stock. The
                      Association may, in its sole discretion and without further notice to, or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering. If there are insufficient shares available to satisfy all subscription of Supplemental Eligible Account Holders, shares will be allocated to Other Member based on the size of his subscription.

Purchase              The minimum order in the Offering is 25 shares (or $250).
Limitations           The maximum order in the Offering is 25,000 shares (or
                      $250,000); provided, however, that no Eligible Account
                      Holder may purchase alone or with his or her Associates
                      (as defined in the Plan, and including relatives living in the same household) and persons acting in concert, more than 25,000 shares of Common Stock. The Association may, in its sole discretion and without further notice to, or solicitation of, subscribers or other prospective purchasers, increase the maximum purchase limitation to 5% of the maximum number of shares offered in the Offering, or decrease the maximum purchase limitation to .5% of the maximum number of shares offered in the Offering.

Expiration Date of    All subscriptions for Common Stock must be received by
Subscription and      noon local time on March __, 1998 (the "Expiration Date").
Community Offerings   The Expiration Date may be extended by the Association and the Company for successive 45-day periods, subject to OTS approval, to ________, 1998.

How to Subscribe      For information on how to subscribe for Common Stock being
for Shares            offered in the Stock Conversion, please read the
                      Prospectus and the stock order form and instructions accompanying this Proxy Statement. Subscriptions will not become effective until the Plan has been approved by the Association's members and at least the minimum number of shares offered in the Offering have been subscribed for or sold in the Offering.

Price of Common       All sales of Common Stock in the Subscription and
Stock                 Community Offering will be made at the same $10.00 price
                      per share. On the basis of a preliminary appraisal by Feldman Financial which has been reviewed by the OTS, a minimum of 1,358,300 and a maximum of 1,837,700 shares
                      (subject to a possible increase to 2,113,355 shares) will be offered in the Offering. See "The Reorganization and Offering--Stock Pricing and Number of Shares to be Issued" in the Prospectus.

Required Vote         Approval of the Plan will require the affirmative vote of
                      a majority of all votes eligible to be cast at the Special
                      Meeting.

                 YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR
                                                           ---
                                   THE PLAN

                  GASTON FEDERAL SAVINGS AND LOAN ASSOCIATION

                                PROXY STATEMENT

           SPECIAL MEETING OF MEMBERS TO BE HELD ON MARCH ____, 1998

                              PURPOSE OF MEETING

     This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of Gaston Federal Savings and Loan Association (the "Association") of the proxies to be voted at the Special Meeting of Members (the "Special Meeting") of the Association to be held at the main office of the Association, located at 245 West Main Avenue, Gastonia, North Carolina, on March ____, 1998 at _:__ _.m. local time and at any adjournments thereof. The Special Meeting is being held for the purpose of considering and voting upon a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company (the "Plan"). Under the Plan, the Association would be converted into a federally chartered savings association organized in stock form and all of the Association's common stock would be issued concurrently to the Company. The Company will issue 53% of its to-be outstanding shares of Common Stock to the Mutual Holding Company, and offer and sell 47% of its to-be outstanding shares of Common Stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Other Members.

     A description of the Reorganization and Offering is described in detail in the section of the Prospectus entitled "The Reorganization and Offering-- Description of and Reasons for the Reorganization," which is incorporated herein by reference.

     THE SUBSCRIPTION OFFERING HAS COMMENCED AS OF THE DATE OF MAILING OF THIS PROXY STATEMENT. A PROSPECTUS EXPLAINING THE TERMS OF THE OFFERING, INCLUDING HOW TO ORDER AND PAY FOR SHARES AND DESCRIBING THE BUSINESS OF THE ASSOCIATION, THE COMPANY AND THE MUTUAL HOLDING COMPANY, ACCOMPANIES THIS PROXY STATEMENT AND SHOULD BE READ BY ALL PERSONS WHO WISH TO CONSIDER SUBSCRIBING FOR COMMON STOCK. THE SUBSCRIPTION AND COMMUNITY OFFERING EXPIRES AT NOON LOCAL TIME ON MARCH __, 1998 UNLESS EXTENDED BY THE ASSOCIATION, THE COMPANY AND THE MUTUAL HOLDING COMPANY.


             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

     The Board of Directors of the Association has fixed January __, 1998 as the voting record date ("Voting Record Date") for the determination of members entitled to notice of the Special Meeting. All holders of the Association's savings and demand accounts are members of the Association under its current charter. All Association members of record as of the close of business on the Voting Record Date will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each holder of an account (including IRA and Keogh account beneficiaries) will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor's accounts in the Association as of the Voting Record Date, up to a maximum of 1,000 votes. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless notified in writing. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $50,000 account in their joint names and each of the persons also holds a separate account for $50,000 in his own name, each person would be entitled to 500 votes for each separate account and they would together be entitled to cast 500 votes on the basis of the joint account.

Where no proxies are received from IRA and Keogh account beneficiaries, after due notification, the Association, as trustee of these accounts, is entitled to vote these accounts in favor of the Plan.

     Approval of the Plan requires the affirmative vote of a majority of the total outstanding votes of the Association's members eligible to be cast at the Special Meeting. As of the Voting Record Date the Association had _____ members who were entitled to cast a total of ______ votes at the Special Meeting.

     Association members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Any member giving a proxy will have the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Association, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or upon request if the member is present and chooses to vote in person.

     All properly executed proxies received by the Board of Directors of the Association will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan. If any other matters are properly presented at the Special Meeting and may properly be voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named thereon. Management is not aware of any other business to be presented at the Special Meeting.

     If a proxy is not executed and is returned or the member does not vote in person, the Association is prohibited by OTS regulations from using a previously executed proxy to vote for the Plan. As a result, failure to vote may have the same effect as a vote against the Plan.

     To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or regular employees of the Association, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Association for their expenses incurred in connection with such solicitation. The Association will bear all costs of this solicitation. The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof.

                    PRINCIPAL EFFECT OF THE REORGANIZATION

     General. Each savings depositor in a mutual savings association such as the Association has both a savings account and a pro rata ownership interest in the net worth of that institution, based upon the balance in his or her savings account. This ownership interest has no tangible market value separate from the depositor's savings account. Upon completion of the Reorganization, the ownership of the Association's net worth will be represented by the outstanding shares of stock to be owned by the Company. Stock certificates will be issued to evidence ownership of the capital stock.

     Continuity. While the Reorganization is being accomplished, the Association's normal business of accepting deposits and making loans will be continued without interruption. After the Reorganization, the Association will continue to provide services for account holders and borrowers under current policies carried on by the Association's present management and staff.

     The Association's directors at the time of Reorganization will continue to serve as our directors after the Reorganization until the expiration of their current terms, and thereafter, if reelected. All of the Association's executive officers at the time of Reorganization will retain their positions after the Reorganization.

     Effect on Deposit Accounts. Under the Plan, each of the Association's depositors at the time of the Reorganization will automatically continue as a depositor after the Reorganization, and each deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each account will also continue to be insured by the FDIC in exactly the same way as before. Depositors will continue to hold their existing certificates, passbooks and other evidence of their accounts.

     Effect on Loans of Borrowers. None of the Association's loans will be affected by the Reorganization. The amount, interest rate, maturity and security for each loan will be unchanged.

     Effect on Voting Rights of Members. Currently in the Association's mutual form, members have voting rights and may vote for the election of directors. Following the Reorganization, members will cease to have voting rights in the Association, but will have voting rights in the Mutual Holding Company. All voting rights in the Association will be vested in the Company as the Association's sole shareholder. Voting rights in the Company will be vested exclusively in its shareholders, with one vote for each share of Common Stock. The Mutual Holding Company will at all times own a majority of the Company's Common Stock. Neither the Common Stock to be sold in the Offering or issued to the Mutual Holding Company in the Reorganization, nor the capital stock of the Association will be insured by the FDIC or by any other government entity.

     Tax Consequences. The Association intends to proceed with the Reorganization on the basis of an opinion from Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the Reorganization. The opinion is based, among other things, on certain representations made by the Association. See the section of the Prospectus entitled "The Reorganization and Offering--Federal and State Tax Consequences of the Reorganization" which is incorporated herein by reference.

Approval, Interpretation, Amendment and Termination

     Under the Plan, the letter from the OTS giving approval thereto, and applicable regulations, consummation of the Reorganization is subject to the satisfaction of the following conditions: (a) approval of the Plan by members of the Association casting at least a majority of the votes eligible to be cast at the Special Meeting; (b) sale of at least the minimum number of shares offered in the Offering; and (c) receipt of favorable rulings or opinions of counsel as to the federal tax consequences of the Reorganization.

     The Plan may be substantively amended by the Boards of Directors of the Association with the concurrence of the OTS. If the Plan is amended, proxies which have been received prior to such amendment will not be resolicited unless otherwise required by the OTS. Also, as required by the federal regulations, the Plan provides that the transactions contemplated thereby may be terminated by the Board of Directors of the Association alone at any time prior to the Special Meeting and may be terminated by the Board of Directors of the Association at any time thereafter with the concurrence of the OTS, notwithstanding approval of the Plan by the members of the Association at the Special Meeting. All interpretations by the Association of the Plan and of the Stock Order Forms and related materials for the Subscription and Community Offering will be final, except as regards or affects the OTS.

Judicial Review

     Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C.
(S)1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The notice of the Special Meeting of the Association's members to vote on the Plan described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.

                            ADDITIONAL INFORMATION

     The information contained in the accompanying Prospectus, including a more detailed description of the Plan, financial statements of the Association and a description of the capitalization and business of the Association the Company and the Mutual Holding Company, including the Association's directors and executive officers and their compensation, the anticipated use of the net proceeds from the sale of the Common Stock and a description of the Common Stock, is intended to help you evaluate the Plan and is incorporated herein by this reference.

     YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     If you have any questions, please call our Stock Information Center at
(704) ________.

     IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

     THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                REVOCABLE PROXY

               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  GASTON FEDERAL SAVINGS AND LOAN ASSOCIATION

                       FOR A SPECIAL MEETING OF MEMBERS
                        TO BE HELD ON MARCH ____, 1998


     The undersigned member of Gaston Federal Savings and Loan Association (the "Association"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Association, to be held at the main office of the Association, located at 245 West Main Avenue, Gastonia, North Carolina on March ____, 1998, at _:__ _.m., local time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:


                                                             FOR     AGAINST
                                                             ---     -------

1.  Approval of the Plan of Reorganization from Mutual       [_]       [_]
    Savings Association to Mutual Holding Company and
    Stock Issuance Plan (the "Plan") pursuant to which the Association will be reorganized into the mutual holding company structure. As part of the Plan, the Association will convert to a federally-chartered stock savings association which will be wholly-owned by Gaston Federal Bancorp, Inc., a newly-formed federal corporation (the "Company"). The Company will be a majority-owned subsidiary of Gaston
    Federal Holdings, MHC (the "Mutual Holding
    Company"), a newly-formed federally-chartered mutual holding company. Pursuant to the Plan, the Company will offer for sale to certain depositors 47% of its to-be outstanding shares of common stock and issue
    53% of its to-be outstanding shares to the Mutual
    Holding Company.


NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.


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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS
                    ---
PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

      Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Association at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated _________, 1998, prior to the execution of this Proxy.



                                    ------------------------------------
                                                    Date


                                    ------------------------------------
                                                  Signature



  NOTE:   Only one signature is required
          in the case of a joint account.




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          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                            THE ENCLOSED ENVELOPE.
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